As filed with the Securities and Exchange Commission on August 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYMBOTIC INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-1572401
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

200 Research Drive

Wilmington, MA 01887

Telephone: (978) 284-2800

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Symbotic Inc. 2022 Omnibus Incentive Compensation Plan

Symbotic Inc. 2022 Employee Stock Purchase Plan

(Full Title of the Plan)

Corey Dufresne

Senior Vice President, General Counsel and Secretary

Symbotic Inc.

200 Research Drive

Wilmington, MA 01887

Telephone: (978) 284-2800

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Robert W. Downes

Matthew B. Goodman

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and emerging company in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Symbotic Inc., a Delaware corporation (the “Company”), for the purpose of registering an additional 5,326,095 shares of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issuable under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) and 1,065,219 shares of Class A Common Stock issuable under the Symbotic Inc. 2022 Employee Stock Purchase Plan (the “ESPP”).

The number of shares of Class A Common Stock available for grant and issuance under the Omnibus Plan is subject to an annual increase on the first day of each calendar year beginning January 1, 2023, equal to the lesser of (i) five percent of the aggregate number of shares of Class A Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the compensation committee of the Company’s board of directors (the “Compensation Committee” and such annual increase, the “Omnibus Evergreen Provision”). In addition, the number of shares of Class A Common Stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each calendar year beginning January 1, 2023, equal to the lesser of (i) one percent of the aggregate number of shares of Class A Common Stock outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of shares as is determined by the Compensation Committee (such annual increase, the “ESPP Evergreen Provision” and together with the Omnibus Evergreen Provision, the “Evergreen Provisions”).

The additional shares are securities of the same class and relate to the same Omnibus Plan and ESPP as those registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-266829) filed with the U.S. Securities and Exchange Commission (the “Commission”) on August 12, 2022, including any filings incorporated therein and as amended from time to time (as amended, the “2022 Registration Statement”) and as those registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-281140) filed with the Commission on July 31, 2024, including any filings incorporated therein and as amended from time to time (as amended, the “2024 Registration Statement”).

In accordance with General Instruction E of Form S-8, the contents of the 2022 Registration Statement and the 2024 Registration Statement are incorporated herein by reference, and the information required by Part II of Form S-8 is omitted, except as amended or supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Company incorporates by reference into this Registration Statement the following documents filed with the Commission:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024 filed with the Commission on December 4, 2024;

•

The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 28, 2024, March 29, 2025 and June 28, 2025 filed with Commission on February 5, 2025, May  7, 2025 and August 6, 2025, respectively;

•

The Company’s Current Reports on Form 8-K (other than information furnished rather than filed) filed on November  18, 2024, November  27, 2024, January  16, 2025, January  28, 2025, March  10, 2025, May  15, 2025 and June 9, 2025;

•

The description of the Company’s Class  A Common Stock contained in Exhibit 4.3 to the Company’s 2022 Annual Reported filed with the Commission on December 9, 2022, including any amendment or report filed for the purpose of updating such description; and

•

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

The documents listed above will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing, in each case, except for the portions of such documents furnished or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement (such documents, and the documents enumerated above, being hereinafter referred to as the “Incorporated Documents”).

Any statement contained in an Incorporated Document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Commission on June 13, 2022)

4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Commission on June 13, 2022)

4.3	Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the Commission on June 13, 2022)

4.4	Symbotic Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 of the Company’s Current Report on Form 8-K filed with the Commission on June 13, 2022)

5.1*	Opinion of Sullivan & Cromwell LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Sullivan & Cromwell LLP (included as part of Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts on August 6, 2025.

Symbotic Inc.

By:	/s/ Carol Hibbard
Name: Carol Hibbard
Title: Chief Financial Officer and Treasurer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Corey Dufresne and Carol Hibbard, jointly and severally, his or her attorney-in-fact, with the power of substitution, for him or her, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Richard B. Cohen Richard B. Cohen	Chief Executive Officer, President and Director (Principal Executive Officer)	August 6, 2025

/s/ Carol Hibbard Carol Hibbard	Chief Financial Officer and Treasurer (Principal Financial Officer)	August 6, 2025

/s/ Maria G. Freve Maria G. Freve	Vice President and Controller (Principal Accounting Officer)	August 6, 2025

/s/ Eric Branderiz Eric Branderiz	Director	August 6, 2025

/s/ Rollin Ford Rollin Ford	Director	August 6, 2025

/s/ Charles Kane Charles Kane	Director	August 6, 2025

/s/ Todd Krasnow Todd Krasnow	Director	August 6, 2025

/s/ Vikas J. Parekh Vikas J. Parekh	Director	August 6, 2025

/s/ Daniela Rus Daniela Rus	Director	August 6, 2025

/s/ Merline Saintil Merline Saintil	Director	August 6, 2025